Exhibit 99.1
Noble Corporation
Corporate Governance Guidelines
April 2006
     The following corporate governance guidelines formalize practices followed by the board of directors of Noble Corporation (“Noble” or the “Company”) since becoming a public company in 1985 and also establish new governance practices the board has implemented to strengthen the Company’s corporate governance and to comply with rules promulgated by the New York Stock Exchange (“NYSE”) and legal requirements.
     These corporate governance guidelines have been formally adopted by the board, and together with Noble’s memorandum and articles of association and the charters of the board committees, they provide the framework for the governance of the Company.
     Clearly, the purpose of the guidelines is to continue to assist the board in maintaining effective corporate governance practices for the long-term benefit of Noble’s members (shareholders). The board will review these guidelines annually or more often if deemed necessary.
Board Role And Responsibilities
     1. Role and Functions of the Board. The primary role of Noble’s board is to exercise its business judgment to promote the long-term interests of Noble’s members. The board possesses the oversight authority to manage the business of the Company, subject to the provisions of law and Noble’s memorandum and articles of association. The principal functions the board performs, in addition to providing general oversight of management and reviewing and approving specific corporate actions as required by law, are to:
a.	Select, evaluate and compensate Noble’s chief executive officer (“CEO”) and oversee CEO succession planning;

b.	Provide oversight on the selection, evaluation, development and compensation of senior management;

c.	Review, monitor and, where appropriate, approve fundamental financial and business strategies and major corporate actions of the Company;

d.	Oversee processes for evaluating the adequacy of internal controls, risk management, financial reporting and compliance, and satisfy itself as to the adequacy of such processes; and

e.	Nominate directors and design and implement the structure, processes and practices of the board to provide for sound corporate governance.
     2. Responsibilities of Individual Directors. In addition to the qualifications of individual Noble directors as described in these guidelines, directors are expected to understand the Company’s business and markets, to attend regularly and be prepared for board and committee meetings, to participate actively in board deliberations and decisions, and to attend annual general meetings of members of the Company.

     3. Ethics and Conflicts of Interest. The board expects all Noble directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to Noble’s code of business conduct and ethics and its conflicts of interest policies. Annually, directors confirm such acknowledgement by signing the Company’s conflicts of interest letter and a memorandum regarding director duties. The board will not permit the waiver of any ethics policy for any director or executive officer. All directors must recuse themselves from any deliberation or decision affecting their personal, business or professional interests.
     4. Succession Plan. The board shall approve and maintain a succession plan for the CEO and senior executives, based upon the review of the CEO’s management succession plans and related matters conducted from time to time by the compensation committee of the board and such committee’s recommendations.
Director Qualifications and Board Composition
     5. Qualifications of Directors. Directors should possess the highest personal and professional ethics, character, integrity and values. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Company endeavors to have a board representing diverse experience in policy-making positions in areas that are relevant to Noble’s lines of business and areas of operations worldwide.
     In order to make a meaningful individual contribution toward fulfillment of the board’s functions, directors should be committed to serving the long-term interests of Noble’s members. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively. Directors should be committed to serving on the board for an extended period of time.
     6. Majority of Independent Directors. A majority of the directors will be independent directors under the corporate governance rules of the NYSE.
     To be considered independent under the NYSE rules, the board must affirmatively determine that the director has no material relationship with Noble (either directly or as a partner, shareholder or officer of an organization that has a relationship with Noble). In addition, a director will not be independent if, within the preceding three years:
a.	the director was employed by Noble;

b.	an immediate family member of the director was an executive officer of Noble;

c.	the director or an immediate family member of the director received more than $100,000 per year in direct compensation from Noble, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

d.	the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

e.	the director or an immediate family member of the director was employed as an executive officer of another company where any of Noble’s present executives serve on that company’s compensation committee; or

f.	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, Noble for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.
     The following will not be considered to be material relationships that would impair a director’s independence. If a Noble director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company
a.	that does business with Noble, and the amount of the annual payments to Noble is less than five percent of the annual consolidated gross revenues of Noble;

b.	that does business with Noble, and the amount of the annual payments by Noble to such other company is less than five percent of the annual consolidated gross revenues of Noble; or

c.	to which Noble was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of Noble.
     For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above in this paragraph 6. For example, if the director is the CEO of a company that employs Noble drilling rigs and pays Noble an aggregate amount that is more than five percent of the Company’s annual revenues, then the independent directors could determine, after considering all of the relevant circumstances, whether such a relationship was material or immaterial, and whether the director would therefore be considered independent under the NYSE rules. The Company would explain in the next proxy statement the basis for any board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality set forth in the immediately preceding paragraph.
     7. No Term Limits; Retirement. The board does not believe that arbitrary term limits on directors’ service are appropriate or that directors should expect to be re-nominated at the end of each term until they reach the mandatory retirement age. The annual board self-evaluation process described in paragraph 12 will be an important determinant for board tenure. A person is eligible to be elected a director until the annual general meeting of members next succeeding his or her 72nd birthday, and any director who becomes age 72 while in service remains eligible to complete his or her elected term of service.
     8. Board Size and Director Selection Process. The number of directors is established from time to time by the board. Directors are divided into three classes, as equal in number as possible, with one class of directors elected each year by members to a three-year term. Between annual general meetings of members, the board may elect a director to a newly created directorship, subject to maintaining the equality in the sizes of the classes, to serve for the remainder of the term of the class to which elected. Members may recommend candidates for nomination in accordance with the policy and procedures set forth in the Company’s articles of association by submitting the name and supporting information to: Secretary, Noble Corporation, 13135 South Dairy Ashford, Suite 800, Sugar Land, Texas 77478.
Board Committees
     9. Board Committees. The board has established the following committees to assist the board in discharging its responsibilities: (i) audit, (ii) compensation, (iii) finance, and (iv) nominating and corporate governance. The charters of these committees are published on the Noble website and will be provided to members on written request. The committee chairmen report the proceedings of their meetings to the full board following each meeting of the respective committees. The board may from time to time establish or maintain additional committees as necessary or appropriate.
     10. Independent Director Committee Members. In addition to the requirement that a majority of the board satisfy the standards for independent directors described above in paragraph 6, each of the audit committee, compensation committee, and nominating and corporate governance committee is composed entirely of directors who meet the applicable independence requirements of the NYSE and any applicable law. Audit committee members may not directly or indirectly receive any compensation from the Company other than their directors’ compensation.
Board Operations
     11. Continuing Education; New Director Orientation. Noble provides its directors information and materials designed to assist them in performing their duties as directors. Directors are provided director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. The Company’s director manual contains important information about the Company and the responsibilities of our directors, including: our memorandum and articles of association; the charter for each of our board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; our code of business conduct and ethics; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors, and American Society of Corporate Secretaries; a statement of the Noble paradigms that govern how we conduct our business; and our safety policy and quality policy and objectives.
     The orientation process for each new director currently includes a day at corporate headquarters for personal briefing by senior management and operational personnel on the Company’s strategic business plans; financial performance; safety, operational and other key policies and practices; and the policies, procedures and responsibilities of the board and its committees. New directors also have the opportunity for field trips to drilling units to review operations and to participate in Company training sessions or workshops.

     12. Annual Board Self-Evaluation. The charter of each board committee requires the committee to conduct an annual performance review. In addition, the nominating and corporate governance committee of the board is responsible for reviewing and recommending to the board guidelines and procedures to be used by directors in evaluating the board’s performance. On an annual basis, the directors will be requested to provide their assessments of the effectiveness of the board and the committees on which they serve. The nominating and corporate governance committee will report the results of these assessments to the board and identify opportunities to improve the effectiveness of the board and its committees. The nominating and corporate governance committee currently retains an independent consulting firm to review and summarize the directors’ assessments and to assist the committee in analyzing and reporting the results.
     13. Access to Executive Management. Each director has complete and open access to the Company’s executive management. Directors should inform the chairman of the board of any material issues they believe should be addressed directly with executive management.
     14. Access to Independent Advisors. The board and each of its committees have the authority to retain at any time, at the expense of the Company, independent outside accounting, compensation, financial, legal or other advisors.
     15. Lead Director and Executive Sessions of Non-management Directors. The non-management directors meet in executive sessions without management present in connection with each regularly-scheduled meeting of the board of directors. The non-management directors may meet at such other times as they deem necessary or appropriate. The non-management directors have determined to designate, from time to time, a lead director who is responsible to preside during the executive sessions and at any other meeting of the board at which the Chairman is not present and to act as the principal conduit for the communication of information from the non-management directors to the CEO. The lead director is also responsible to approve information sent to the board, including meeting agendas for the board and meeting schedules in order to make an independent determination that there is sufficient time for discussion of all agenda items, and to meet with major holders of Noble's ordinary shares upon request. The board believes that management generally should speak for the Company. Directors shall refer all inquiries from institutional investors, analysts, the media, customers or suppliers to the CEO or his designee.
Board Compensation
     16. Compensation of Directors. The compensation committee of the board is charged with responsibility for setting the compensation and benefits of non-management directors. The committee is guided by the Company’s philosophy that director compensation should be transparent and structured to align directors’ interests with the long-term interests of Noble’s members. Currently, non-management directors are obliged to receive a minimum of 20 percent (and can elect to receive up to all) of their annual retainer in Noble’s ordinary shares pursuant to Noble’s equity compensation plan for non-employee directors. In addition to their annual retainer, non-management directors participate in a plan to receive an annual grant of nonqualified stock options and an annual award of restricted shares. A director who is also a Noble officer receives no annual retainer for service on the board. In determining the appropriate level of compensation, the committee considers the commitment required from directors in performing their duties on behalf of the Company, as well as comparative information obtained from independent compensation consulting firms.
Other Governance Practices
     17. Personal Loans Prohibited. The Company will not extend or maintain credit, arrange for the extension of credit, or renew an extension of credit in the form of a personal loan to or for any director or member of the Company’s executive management.
     18. Repricing of Stock Options Prohibited. The Company will not reprice stock options for any reason (including without limitation by canceling an outstanding option and replacing such option with a new option at a lower exercise price).